UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

NorthStar Real Estate Income II, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55189 (Commission File Number)	90-0916682 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information included in Item 5.02 below related to the Directors Compensation Plan (as defined below) is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 21, 2016, the board of directors (the “Board”) of NorthStar Real Estate Income II, Inc. (the “Company”) approved an increase in the size of the Board from four to five directors, and elected Chris S. Westfahl to serve as an independent director on the Board in the newly created directorship, effective on March 23, 2016. The Board also appointed Mr. Westfahl to serve as a member of the Audit Committee, effective on March 23, 2016. Mr. Westfahl will serve until the Company’s next annual meeting of stockholders and until his successor, if any, is elected and duly qualifies.

Mr. Westfahl, age 50, is a Managing Director of Silverpeak Real Estate Partners. At Silverpeak, Mr. Westfahl focuses on providing general partnership equity on a strategic basis to experienced sponsors for acquisitions of residential, office and retail properties throughout the United States. Prior to joining Silverpeak in April 2010, Mr. Westfahl was a founder/principal in Elevation Advisors, a real estate advisory firm based in New York. Prior to that, for 10 years, Mr. Westfahl was a Managing Director with Lehman Brothers’ Principal Transaction Group where he directly invested equity and mezzanine capital and originated first mortgage debt. Prior to joining Lehman Brothers, Mr. Westfahl worked for nine years at GE Capital Real Estate where he was responsible for all new business origination in the Northeast region. Mr. Westfahl has a Bachelor of Arts from Boston College in Boston, Massachusetts and a Master of Business Administration from the University of Connecticut in Stamford, Connecticut.

The election of Mr. Westfahl to the Board was not made pursuant to any arrangement or understanding between him and any other person. Mr. Westfahl will be eligible to participate in the Directors Compensation Plan (as described below), pursuant to which he is entitled to receive, among other benefits, the following: (i) annual cash compensation of $80,000 for his service on the Board, (ii) an initial grant of $50,000 in shares of the Company’s restricted Class A common stock upon his appointment to the Board and (iii) a grant of $35,000 in shares of the Company’s restricted Class A common stock in the event of his subsequent re-election to the Board. All compensation awarded pursuant to the Directors Compensation Plan is subject to the terms, conditions and restrictions stated therein.

In addition, on March 21, 2016, the Board approved and adopted the Company’s Second Amended and Restated Independent Directors Compensation Plan (the “Directors Compensation Plan”), which was amended and restated to provide for the compensation of members of the Board who are not members of management of the Company, its Sponsor or its Advisor, but who are also not “independent directors” as defined in the Company’s charter. The foregoing description of the Directors Compensation Plan is qualified in its entirety by reference to the Directors Compensation Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
10.1	NorthStar Real Estate Income II, Inc. Second Amended and Restated Independent Directors Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income II, Inc.

Date: March 24, 2016	By:	/s/ Jenny B. Neslin
Jenny B. Neslin
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	NorthStar Real Estate Income II, Inc. Second Amended and Restated Independent Directors Compensation Plan

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